Exhibit 7
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13D to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.
Dated: August 30, 2010

HONG LEONG ASIA LTD.
By:	/s/ Kwek Leng Peck
	Name	: Kwek Leng Peck
	Title	: Director

HL TECHNOLOGY SYSTEMS PTE LTD
By:	/s/ Kwek Leng Peck
	Name	: Kwek Leng Peck
	Title	: Director

HONG LEONG (CHINA) LIMITED
By:	/s/ Kwek Leng Peck
	Name	: Kwek Leng Peck
	Title	: Director

WELL SUMMIT INVESTMENTS LIMITED
By:	/s/ Philip Ting Sii Tien
	Name	: Philip Ting Sii Tien
	Title	: Director